Item 77M - DWS Strategic Value
VIP, DWS Mid Cap Growth VIP
and DWS Turner Mid Cap
Growth VIP (each a series of
DWS Variable Series II)

At a meeting held on January 11-12,
2011, the Board of Trustees of DWS
Strategic Value VIP, a series of
DWS Variable Series II, approved
the merger of this fund into the
DWS Large Cap Value VIP,
effective May 1, 2011.

At a meeting held on January 11-12,
2011, the Board of Trustees of DWS
Mid Cap Growth VIP and DWS
Turner Mid Cap Growth VIP, each a
series of DWS Variable Series II,
approved the merger of these funds
into the DWS Small Cap Growth
VIP, effective May 1, 2011.

Item 77M DWS Technology VIP
(a series of DWS Variable Series
II)

At a meeting held on January 11-12,
2011, the Board of Trustees of DWS
Technology VIP, a series of DWS
Variable Series II, approved the
merger of this fund into the DWS
Capital Growth VIP, a series of
DWS Variable Series I, effective
May 1, 2011.